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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement No. 333-45355 of IGEN International, Inc. on Form S-3 of our report dated May 9, 1997, appearing in the Annual Report on Form 10-K of IGEN International, Inc. for the year ended March 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this amended Registration Statement.


/s/ Deloitte & Touche LLP
----------------------------
Deloitte & Touche LLP

Washington, DC

April 10, 1998